Exhibit 10.51

DEMAND NOTE

$140,000 April 9, 2001

FOR VALUE RECEIVED, ELISABETH B. ROBERT (the "Borrower") promises to pay ON DEMAND to the order of VERMONT TEDDY BEAR COMPANY, INC. (the "Lender") the principal sum of $140,000 together with interest on the unpaid principal balance at the rate in the manner specified as follows:

a. Commencing on the date hereof, interest shall accrue on the unpaid principal outstanding from time to time at a floating rate equal to the "applicable federal rate" on short term borrowings as defined by subsection 1274(a) of the Internal Revenue Code. The interest rate shall change with each reported change in the "applicable federal rate." The interest required to be paid pursuant to this paragraph shall be computed daily on the basis of 365 days per year for the actual number of days elapsed on the actual outstanding balance.

b. The entire unpaid principal balance, all accrued but unpaid interest, and all other sums to the Lender under this Note, shall be due and payable in full ON DEMAND; provided, however, that Lender shall not be entitled to make demand prior to the earlier of (i) the termination of Borrower's employment with Lender for any reason or (ii) the sale by Borrower of any portion of the securities constituting Collateral for repayment of this Note.

Principal and interest shall be payable in lawful money of the United States of America at 6655 Shelburne Road, Shelburne, Vermont 05482 or at such other place as the Lender may designate in writing.

The Borrower further agrees that if this Note is placed in the hands of an attorney for collection, or if this debt or any part thereof is collected by any attorney or by legal proceedings of any kind, reasonable attorneys' fees and all costs and expenses incident upon such collection shall be added to the amount due upon this Note and be collectible as a part hereof.

This Note is secured by securities referenced in the Stock Pledge Agreement from Borrower to Lender of even date (the "Collateral"). The Note is to be governed by and construed in accordance with the laws of the State of Vermont.

NOTICE TO BORROWER: THIS IS A DEMAND NOTE AND SO MAY BE COLLECTED BY THE LENDER AT ANY TIME. A NEW NOTE MUTUALLY AGREED UPON AND SUBSEQUENTLY ISSUED MAY CARRY A HIGHER OR LOWER RATE OF INTEREST.

IN THE PRESENCE OF THE BORROWER

FOLLOWING WITNESSES:

S/ Courtney Griesser s/Elisabeth B. Robert

The Vermont Teddy Bear Co., Inc.

S/Mark Sleeper By: s/ Fred Marks

Its Chairman and

duly authorized agent